Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS IS AMENDMENT NO. 2 TO THE EMPLOYMENT AGREEMENT, entered into as of September 20, 2011, by and between Midas Medici Group Holdings, Inc., a Delaware corporation (the “Company”), and Nana Baffour (the “Executive”) (the “Agreement”).

WHEREAS, Company previously entered into an employment agreement with Executive dated as of July 16, 2009, which was subsequently amended on April 30, 2010 (the “Employment Agreement”),  and the parties wish to amend such Employment Agreement, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby forever acknowledged, the parties, with the intent of being legally bound hereby, agree as follows:

1. The first sentence of Section 2.1 of the Employment Agreement is hereby amended to read in its entirety as follows:

2.1             Position.  Executive will be employed by Company to render services to Company in the position of Chairman and Chief Executive Officer, reporting to the Company’s Board of Directors.

2. Section 3.2 of the Employment Agreement is hereby amended to read in its entirety as follows:

3.2  Bonus Payment. In addition to the Base Salary, Executive shall be paid an annual bonus in the discretion of the Compensation Committee (the “Bonus”), of which up to 30% may be paid in shares of common stock of the Company.  The Company shall have the right to deduct an appropriate number of such shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Board of Directors to satisfy all obligations for withholding of such taxes, with such stock valued based upon the fair market value (based on recent third-party sales of the Company’s common stock) when the tax withholding is required to be made.

The Bonus shall be paid to the Executive on a quarterly and/or annual basis in the discretion of the Board of Directors. The amount of such Bonus shall be targeted in a range from 0% to 250% of Base Salary, assuming Executive meets performance goals set by the Board of Directors, on a year to year basis.

In addition, the Executive’s target Bonus range will be reviewed, from time to time, and may be adjusted (upward, but not downward) at the discretion of the Board of Directors, including as a result of performing services for Company’s subsidiaries and affiliated companies.

3. All other terms and conditions contained in the Employment Agreement remain in full force and effect.

4.	Additional Provisions.

a.	Severability

. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect.  In the event that the time period or scope of any provision is declared by a court of competent jurisdiction to exceed the maximum time period or scope that such court deems enforceable, then such court shall reduce the time period or scope to the maximum time period or scope permitted by law.

b.	Governing Law

.  The validity, interpretation, enforceability and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles that would cause the laws of another jurisdiction to apply.

c.	Venue

.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York, for the purposes of any suit, action, or other proceeding arising out of this Agreement or any transaction contemplated hereby.

d.	Interpretation

. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party.  Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect, in any manner, the meaning or interpretation of this Agreement.  Whenever the context requires, references to the singular shall include the plural and the plural the singular.

e.	Counterparts

.  This Agreement may be executed in several counterparts (including by means of telecopied signature pages), each of which shall be deemed an original but all of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MIDAS MEDICI GROUP HOLDINGS, INC.

By:	/s/ Justin Beckett
Justin Beckett
Chairman of the Compensation Committee

Executive

/s/ Nana Baffour
Nana Baffour

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